                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         El Paso Tennessee Pipeline Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[LOGO]

Dear Series A Preferred Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company"), which will be held on Monday, May 21, 2001, at 10:30 a.m. (daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                    /s/ William A. Wise

                                                      William A. Wise
                                             Chairman of the Board, President
                                                and Chief Executive Officer

Houston, Texas
April 6, 2001

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2001

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company") will be held on Monday, May 21, 2001, at 10:30 a.m. (daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, 75202, for the following purposes:

     1. To elect one director by holders of the Company's 8 1/4% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock");

     2. To elect five directors by El Paso Corporation, the sole holder of the Company's Common Stock; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     The holders of record of Series A Preferred Stock at the close of business on March 23, 2001, are the only holders of Series A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                              By Order of the Board of Directors

                                                  /s/ David L. Siddall

                                                       David L. Siddall
                                                     Corporate Secretary

Houston, Texas
April 6, 2001

  YOUR VOTE IS VERY IMPORTANT TO US. WE URGE EACH OF YOU TO PROMPTLY SIGN AND
                     RETURN THE ENCLOSED PAPER PROXY CARD.

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

              2001 ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 2001

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to holders of El Paso Tennessee Pipeline Co.'s (the "Company") 8 1/4% Cumulative Preferred Stock, Series A, no par value (the "Series A Preferred Stock"), beginning on or about April 6, 2001. The proxy is solicited by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") on Monday, May 21, 2001, at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, at 10:30 a.m. (daylight savings time). Shares of Series A Preferred Stock, represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election.

     The Company has two classes of voting securities. The close of business on March 23, 2001, was the record date for the determination of stockholders of both classes entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 1,971 shares of the Company's common stock, $.01 par value (the "Common Stock"), outstanding, all of which are owned by El Paso Corporation ("EPG"), and 6,000,000 shares of Series A Preferred Stock outstanding. EPG is a Delaware corporation which was incorporated in April 1998. On January 29, 2001, EPG completed its combination with The Coastal Corporation. Effective February 7, 2001, El Paso Energy Corporation changed its name to El Paso Corporation.

     Holders of record of the Series A Preferred Stock have the right, voting as a single class, to elect a number of directors of the Company equal to one-sixth of the directors of the Company. EPG, as the owner of all of the outstanding Common Stock, has the right to elect the remaining directors. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder entitled to vote at the Annual Meeting during ordinary business hours at our offices at 1001 Louisiana Street. During the Annual Meeting you may view the list at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas.

     Holders of Series A Preferred Stock and Common Stock will vote for the directors on the basis of one vote per share and not cumulatively, and the holder(s) of a majority of the voting power of the outstanding shares of the Company entitled to vote, present in person or by proxy, will constitute a quorum for the election of directors by them, provided that where a separate vote by a class is required, a majority of the outstanding shares of such class present in person or by proxy, will constitute a quorum. The Company's Board of Directors has set the number of directors at six. Accordingly, the holders of the Series A Preferred Stock are entitled to elect one director at the Annual Meeting. One Inspector of Election, a representative from EquiServe, L.P. and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies that are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, abstentions and broker non-votes will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be deemed as a vote "for" the management proposal.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 2000, the Board of Directors has not met, but has taken actions by unanimous written consent in accordance with procedures established by the Company's By-laws. The Board of Directors does not have a nominating, compensation or audit committee or any other committees performing similar functions, and all such matters which would be considered by such committees are acted upon by the full Board of Directors.

DIRECTOR COMPENSATION

     Directors of the Company who are employees of EPG, or an affiliate of EPG, receive no compensation for their services as directors of the Company apart from the compensation they receive as employees of EPG.

     Directors of the Company who are not employees of EPG or an affiliate of EPG, receive an annual retainer fee of $10,000, and are reimbursed for the usual and ordinary expenses of meeting attendance.

                    DIRECTORS ELECTED BY COMMON STOCKHOLDER

     The following individuals are the nominees for directors of the Company to be elected by EPG, currently the sole holder of the Company's Common Stock. EPG has advised the Company that at the Annual Meeting it intends to elect the five persons listed below as directors, to hold office for the term of one year and until his successor has been duly elected and shall qualify:

NAME                                    AGE                  POSITION
----                                    ---                  --------
William A. Wise.......................  55    Chairman of the Board, President and
                                              Chief Executive Officer; Director
H. Brent Austin.......................  46    Executive Vice President and Chief
                                                Financial Officer; Director
Joel Richards III.....................  54    Executive Vice President; Director
Britton White Jr. ....................  57    Executive Vice President and General
                                                Counsel; Director
Jeffrey I. Beason.....................  52    Senior Vice President and Controller;
                                                Director

     William A. Wise -- Mr. Wise has been Chairman of the Board, President and Chief Executive Officer and a Director of the Company since December, 1996. He has been Chief Executive Officer ("CEO") of EPG since January 1990. Mr. Wise has been President of EPG from January 1990 to April 1996 and from July 1998 to present. He has been Chairman of the Board of EPG from January 2001 to present and also served in this position from January 1994 to October 1999. Mr. Wise served as President and Chief Operating Officer of EPG from April 1989 to December 1989. From March 1987 to April 1989, Mr. Wise was an Executive Vice President of EPG. From January 1984 to February 1987, he was a Senior Vice President of EPG. He is a member of the Board of Directors of Battle Mountain Gold Company and is Chairman of the Board of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P.

     H. Brent Austin -- Mr. Austin has held the positions identified above since June, 1997. He has been Senior Vice President and Chief Financial Officer and a Director of the Company from December 12, 1996 to June 1, 1997. He has been Executive Vice President of EPG since May 1995 and Chief Financial Officer of EPG since April 1992. He was Senior Vice President of EPG from April 1992 to April 1995. He was Vice President, Planning and Treasurer of Burlington Resources Inc. from November 1990 to March 1992 and Assistant Vice President, Planning of Burlington Resources from January 1989 to October 1990. He has served as a Director and Executive Vice President of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P. since August 1998.

     Joel Richards III -- Mr. Richards has held the positions identified above since June, 1997. He has been Senior Vice President and a Director of the Company from December, 1996 to June, 1997. He has been

Executive Vice President of EPG since December 1996. From January 1991 until December 1996, he was Senior Vice President of EPG. He was Vice President of EPG from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company, a wholly owned subsidiary of Burlington Resources, from October 1988 to June 1990.

     Britton White Jr. -- Mr. White has held the positions identified above since June, 1997. He has been Senior Vice President and General Counsel and a Director of the Company from December, 1996 to June, 1997. He has been Executive Vice President of EPG since December 1996 and General Counsel of EPG since March 1991. He is also Executive Vice President and General Counsel of EPG. He was Senior Vice President and General Counsel of EPG from March 1991 until December 1996. From March 1991 to April 1992, he was also Corporate Secretary of EPG. For more than five years prior to that time, Mr. White was a partner in the law firm of Holland & Hart.

     Jeffrey I. Beason -- Mr. Beason has been Senior Vice President and Controller and a Director of the Company since October, 1999. He has been Vice President, Controller and a Director of the Company from December, 1996 to October 1999. He was Vice President and Controller of the Company from April 1996 to October 1999, and also was Treasurer of the Company from April 1996 until December 1996. He is also Senior Vice President and Controller of EPG. He was Senior Vice President of Administration for Mojave Pipeline Company, a subsidiary of EPG, from September 1993 until April 1996. For more than five years prior to September 1993, Mr. Beason was Director of Financial Reporting of EPG.

PROPOSAL NO. 1 -- NOMINEE FOR ELECTION OF DIRECTOR BY SERIES A PREFERRED
                  STOCKHOLDERS

     The number of directors to be elected by the holders of Series A Preferred Stock is one. If elected, the nominee will hold office for the term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by holders of Series A Preferred Stock, the persons named on the enclosed proxy card will vote the shares of Series A Preferred Stock represented by such proxy "for" the election of the one nominee named in this Proxy Statement. However, if the named nominee should be unavailable for election, the Board of Directors may substitute a nominee, in which event the shares of Series A Preferred Stock represented by proxy will be voted "for" the substitute nominee unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render the nominee named herein unavailable to serve as a member of the Company's Board of Directors. Pursuant to the Company's Certificate of Incorporation and By-laws, the election of each director requires an affirmative vote of a plurality of the shares of Series A Preferred Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Series A Preferred Stock may not cumulate their votes for the election of the director. The following provides information about the nominee:

          KENNETH L. SMALLEY, age 71, has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of Phillips Petroleum Company and President of Phillips 66 Natural Gas Company, a Phillips Petroleum Company subsidiary. Mr. Smalley has been a director of the Company since April 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED ABOVE.

                        SECURITY OWNERSHIP OF BENEFICIAL
                      OWNERS AND MANAGEMENT OF THE COMPANY

     No Common Stock or Series A Preferred Stock is held by any director, executive officer or nominee. No family relationship exists between any of the directors, executive officers, and nominee of the Company. The following information relates to the only persons or entities known to the Company to be the beneficial owners, as of February 28, 2001, of more than five percent of any class of the Company's voting securities.

   TITLE OF                                                                               PERCENT
     CLASS                           NAME                         BENEFICIAL OWNERSHIP    OF CLASS
   --------                          ----                         --------------------    --------
Common Stock     El Paso Corporation..........................        1,971 shares          100%
                 1001 Louisiana Street
                 Houston, Texas 77002
8 1/4%           Citigroup, Inc. (1)..........................       530,500 shares         8.8%
  Cumulative     153 East 53rd Street
  Preferred      New York, New York 10043
  Stock Series
  A

---------------

(1) This information is based on a Schedule 13G dated January 19, 2001, with respect to beneficial ownership of the 8 1/4 Cumulative Preferred Stock, Series A, as of December 31, 2000. The indicated shares are held by Citigroup, Inc. and subsidiaries thereof, which have shared voting and dispositive power with respect to such shares.

            SECURITY OWNERSHIP OF MANAGEMENT OF EL PASO CORPORATION

     The following information sets forth certain information as of February 28, 2001, regarding the beneficial ownership of EPG's common stock by (i) each director, (ii) each of the Company's named executives (as hereinafter defined),
(iii) the nominee, and (iv) all directors, executive officers, and nominee of the Company as a group. No family relationship exists between any of EPG's directors and executive officers.

                                                  BENEFICIAL
                                                   OWNERSHIP
                                                  (EXCLUDING        STOCK                    PERCENT
TITLE OF CLASS               NAME                 OPTIONS)(1)     OPTIONS(3)       TOTAL     OF CLASS
--------------               ----                 -----------     ----------     ---------   --------
Common Stock    K.L. Smalley...................       35,670         18,000         53,670     *
Common Stock    W.A. Wise......................    2,127,523(2)   1,504,667(4)   3,632,190     *
Common Stock    H.B. Austin....................      384,893        231,927        616,820     *
Common Stock    B. White Jr. ..................      379,769        220,717        600,486     *
Common Stock    J. Richards III................      365,749        220,717        586,466     *
Common Stock    J. I. Beason...................      156,965        163,900        320,865     *
Common Stock    Directors and Executive
                  Officers as a group(6).......    3,450,569      2,359,928      5,810,497   1.137%

---------------

 *  Less than 1%

(1) Directors and executive officers have sole voting and investment power over the shares of EPG common stock reflected in the table above, except that each of Messrs. Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 11,694, 318 and 2,000 shares of EPG common stock, respectively. Some shares of EPG common stock reflected in this column for certain individuals are subject to restrictions. This column also includes shares of common stock held in the EPG Benefits Protection trust (as of December 31, 2000) as a result of deferral elections made in accordance with EPG benefit plans. These individuals share voting power with the trustee under that plan and receive dividends on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed.

(2) Mr. Wise's beneficial ownership excludes 400 shares of EPG common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(3) The Directors and executive officers have the right to acquire the shares of EPG common stock reflected in this column within 60 days of February 28, 2001, through the exercise of stock options.

(4) Includes 98,000 stock options held in the William & Marie Wise Family Ltd. Partnership.

                     RELATIONSHIP WITH EL PASO CORPORATION

     The Company is currently a wholly owned direct subsidiary of EPG. EPG owns 100% of the Company's outstanding Common Stock and has the right to elect five-sixths of the Company's directors. Until December 12, 1996, the Company's Common Stock was publicly held. The Company has no formal business relationships with EPG; however, the Company, and EPG share certain office space, personnel and other administrative services. The costs of such services are allocated by EPG to the Company and other affiliates.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation awarded to, earned by or paid to the person serving as the Company's CEO or acting in a similar capacity during the last completed fiscal year, and the Company's three other most highly compensated executive officers (collectively the "named executives") by EPG for services rendered to EPG and its subsidiaries in all capacities during each of the last three fiscal years. The Company does not have any executive officers other than the named executives. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 2000. None of these persons received any compensation from the Company for their services as executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                     ---------------------------------------   ----------------------------------------
                                                                                       AWARDS               PAYOUTS
                                                                               -----------------------   --------------
                                                                               RESTRICTED   SECURITIES     LONG-TERM
                                                                OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE PLAN
     NAME AND PRINCIPAL                SALARY        BONUS      COMPENSATION     AWARDS      OPTIONS        PAYOUTS
          POSITION            YEAR      ($)          ($)(2)        ($)(3)        ($)(4)        (#)           ($)(5)
     ------------------       ----   ----------    ----------   ------------   ----------   ----------   --------------
William A. Wise               2000   $1,108,338    $2,730,000     $191,142     $2,729,940         --               --
  Chairman                    1999   $  275,001(1) $3,800,000     $139,006     $2,199,966    500,000      $29,254,410
  President & CEO             1998           --    $1,600,000     $152,939     $1,599,985     98,000               --
H. Brent Austin               2000   $  454,167    $  880,000           --     $  879,887         --               --
  Executive Vice President &  1999   $  386,253    $1,113,000           --     $  674,994    125,000      $ 5,531,256
  Chief Financial Officer     1998   $  305,417    $  438,000     $    201     $  437,972     26,250               --
Joel Richards III             2000   $  404,175    $  750,000     $  1,900     $  749,992         --               --
  Executive Vice              1999   $  347,502    $  956,000     $  6,440     $  559,999    125,000      $ 5,458,756
  President                   1998   $  279,584    $  396,000     $    221     $  395,987     26,250               --
Britton White Jr.             2000   $  404,175    $  750,000           --     $  749,992         --               --
  Executive Vice President &  1999   $  347,502    $  956,000           --     $  559,999    125,000      $ 5,458,756
  General Counsel             1998   $  279,584    $  396,000     $    284     $  395,987     26,250               --


                               ALL OTHER
     NAME AND PRINCIPAL       COMPENSATION
          POSITION               ($)(6)
     ------------------       ------------
William A. Wise                $7,215,408
  Chairman                     $  148,368
  President & CEO              $  105,227
H. Brent Austin                $1,808,331
  Executive Vice President &   $   42,628
  Chief Financial Officer      $   32,410
Joel Richards III              $1,804,614
  Executive Vice               $   42,254
  President                    $   32,579
Britton White Jr.              $1,817,614
  Executive Vice President &   $   53,202
  General Counsel              $   32,774

---------------

(1) EPG's Compensation Committee determined that Mr. Wise's base salary, which was eliminated in 1996, be reinstated in 1999 in connection with EPG's merger with Sonat Inc. The amount reflected is for a partial year.

(2) Under EPG's current incentive compensation plans, executives are required to receive a substantial part of their annual bonus in restricted EPG common stock. The amounts reflected in this column represent a combination of the current fair market value of the restricted common stock and cash awarded under the applicable EPG incentive compensation plan. Dividends are paid directly to the holders of the restricted common stock during the four-year vesting schedule.

(3) The amount reflected for Mr. Wise in fiscal year 2000 includes, among other things, $90,000 for a perquisite and benefit allowance and $56,734 in value attributed to use of EPG's aircraft. The amount reflected for Mr. Wise in fiscal year 1999 includes, among other things, $90,000 for a perquisite and benefit allowance. The amount reflected for Mr. Wise in fiscal year 1998 includes, among other things, $90,000 for a perquisite and benefit allowance and $36,088 in value attributed to use of EPG's aircraft. The total value of the perquisites and other personal benefits received by the other executives named in this proxy statement in fiscal years 2000, 1999 and 1998 are not included in this column since they were below the Securities and Exchange Commission's reporting threshold.

(4) EPG's incentive compensation plans provide for and encourage participants to elect to take the cash portion of their annual bonus award in shares of restricted common stock. The amounts reflected in this column include the market value of restricted common stock on the date of grant. The total number of shares and value of restricted common stock (including the amount in this column) held on December 31, 2000, is as follows: Mr. Wise 269,262 and $19,287,237; Mr. Austin 66,592 and $4,769,985; Mr. Richards 60,358 and
    $4,323,444 and Mr. White 60,358 and $4,323,444, respectively. Most of these shares of EPG's restricted common stock are subject to a time-vesting schedule of four years from the date of grant and a performance-vesting schedule. If the required EPG performance targets are not met within the four-year time period, all unvested shares are forfeited. Any dividends awarded on the restricted common stock are paid directly to the holder of the EPG common stock. These values can be realized only if the executives named in this proxy statement remain employees of EPG for the four years and the performance goals regarding stockholder value are reached.

(5) No long-term incentive payments were made in fiscal years 2000 and 1998. The amounts in this column for fiscal year 1999 represent the market value of common stock and/or cash payout of performance units for the four-year cycle ended on December 31, 1998, and the automatic cash payment of 25% of the performance units outstanding as a result of the change in control transaction with Sonat Inc.

(6) The compensation reflected in this column for fiscal year 2000 includes EPG's contributions to the EPG Retirement Savings Plan and Supplemental Benefits Plan along with the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 2000 were $7,650, $141,224 and $66,534 for Mr. Wise; $7,650, $43,162 and $7,519 for Mr.
    Austin; $7,650, $35,738 and $11,226 for Mr. Richards and $7,650, $35,738 and
    $24,226 for Mr. White, respectively. In addition, the amounts include a special retention payment earned by or made to each executive for (1) ensuring that the merger and integration of the El Paso and Sonat Inc. organizations were successful, and (2) completing the successful merger of the El Paso and Coastal organizations. The total amount of such retention payments were $7,000,000 for Mr. Wise; $1,750,000 for Mr. Austin; $1,750,000
    for Mr. Richards; and $1,750,000 for Mr. White.

STOCK OPTION GRANTS

     No stock options were granted by the Company to Messrs. Wise, Austin, Richards or White during the fiscal year 2000. The Company has no stock option plan or program, and there are no options outstanding in respect of any class of the Company's equity securities, including the Series A Preferred Stock. No stock options were granted to executive officers of EPG during 2000.

EPG OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning EPG option stock appreciation rights exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the named executives.

                  AGGREGATED EPG OPTION/SAR EXERCISES IN 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          SHARES                           OPTIONS AT FISCAL                  AT FISCAL
                        ACQUIRED ON       VALUE               YEAR-END(#)                  YEAR-END($)(2)
                         EXERCISE        REALIZED    -----------------------------   ---------------------------
NAME                        (#)           ($)(1)     EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------     ----------   -----------     -------------   -----------   -------------
William A. Wise.......    101,356(3)    $4,060,547    1,504,667(4)      333,333      $80,802,114    $10,208,323
H. Brent Austin.......     19,000       $  997,500      231,927          83,333      $ 6,324,933    $ 2,552,073
Joel Richards III.....          0       $        0      220,717          83,333      $ 5,615,900    $ 2,552,073
Britton White Jr. ....          0       $        0      220,717          83,333      $ 5,615,900    $ 2,552,073

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option/SAR on the date of exercise and its exercise price.

(2) The figures presented in these columns have been calculated based upon the difference between $72.75, the fair market value of the common stock on December 31, 2000, for each in-the-money stock option/ SAR, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No SARs were outstanding on December 31, 2000.

(3) These stock options and SARs were exercised because they were about to expire.

(4) Includes 98,000 stock options held by the William & Marie Wise Family Ltd. Partnership.

EPG PENSION PLAN

     Effective January 1, 1997, EPG amended its pension plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, EPG provided pension benefits under a plan ("Prior Plan") that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each EPG employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996. At the end of each calendar quarter participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according the following schedule:

                                                            PAY CREDIT
AGE PLUS SERVICE                                            PERCENTAGE
----------------                                            ----------
Less than 35..............................................      4%
35 to 49..................................................      5%
50 to 64..................................................      6%
65 and over...............................................      7%

     Under EPG's pension plan and applicable Internal Revenue Code provisions, compensation in excess of $170,000 cannot be taken into account and the maximum payable benefit in 2000 was $135,000. Any excess benefits otherwise accruing under EPG's pension plan are payable under EPG's Supplemental Benefits Plan.

     Participants with an initial account balance on January 1, 1997 (including each of the named executives), continue to accrue pension benefits under the Prior Plan formula through the end of 2001. Mr. White's Prior

Plan benefit was calculated pursuant to his employment agreement. Upon retirement, the pension benefit equals the greater of the cash balance formula benefit or the Prior Plan benefit.

     Estimated annual benefits payable from the EPG pension plan and Supplemental Benefits Plan upon retirement at the normal retirement age for each named executive is reflected below (based on assumptions that each named executive receives base salary shown in the Summary Compensation Table with no pay increases, receives maximum annual bonuses and cash balances are credited with interest at a rate of 3% per annum):

                                                            ESTIMATED
NAMED EXECUTIVE                                          ANNUAL BENEFITS
---------------                                          ---------------
William A. Wise.......................................     $1,458,940
H. Brent Austin.......................................     $  322,026
Joel Richards III.....................................     $  258,648
Britton White Jr. ....................................     $  261,850

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Because the Company does not have a compensation committee or another committee performing similar functions, this report is presented by the full Board of Directors.

     All of the executive officers of the Company are employees of EPG and EPG determines the compensation of all of its employees in accordance with its own policies and plans. The Company does not have any role in setting those policies and plans or in determining compensation levels for EPG employees. The Compensation Committee of the Board of Directors of EPG establishes compensation policies, programs and plans for EPG and its subsidiaries, which are designed to attract, motivate and retain competent executive personnel for EPG and its subsidiaries.

     In making its decision with respect to executive compensation, the Compensation Committee of EPG considers the provisions of Section 162(m) of the Internal Revenue Code which generally affects EPG's federal income tax deduction for compensation paid to its chief executive officer and four other highest paid executive officers.

     The Compensation Committee of EPG has neither interlocks nor insider participation. The Board of Directors of the Company believes that all stockholders of the Company have an opportunity to benefit from the application of the policies and plans of EPG.

                Members of the Board of Directors of the Company

                                H. Brent Austin
                               Jeffrey I. Beason
                               Joel Richards III
                               Kenneth L. Smalley
                               Britton White Jr.
                                William A. Wise

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     Certain of the named executives in the preceding tables have employment agreements with the Company's parent corporation, EPG. In addition, EPG maintains compensatory plans or arrangements in which such named executives participate pursuant to which such persons would be entitled to payment from EPG upon the termination of such person's employment with EPG under specified circumstances or from a "change of control" of EPG (as defined in such plan or arrangement). Neither the Company nor its subsidiaries is a party to any of such employment agreements or compensatory plans or arrangements. For a description of such employment contracts or compensatory plans or arrangements, you are urged to review the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements" in EPG's proxy statement for its 2001 Annual Meeting of Stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 1201 Louisiana Street, Suite 2900, Houston, Texas 77002, has served as independent certified public accountants of EPG since 1983 and has been designated to serve as the Company's independent certified public accountants for fiscal year 2001. A representative from PricewaterhouseCoopers LLP will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to PricewaterhouseCoopers LLP in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

     PricewaterhouseCoopers LLP examined EPG's and its consolidated subsidiaries (including the Company's) financial statements for fiscal year 2000. Audit fees and non-audit fees incurred by PricewaterhouseCoopers LLP on behalf of the Company are included in the amounts billed to EPG. During fiscal year 2000, PricewaterhouseCoopers LLP billed EPG in the amounts listed below for services rendered in the following categories.

CATEGORY                                                              AMOUNT
--------                                                            ----------
Audit Fees                                                          $1,920,000
Financial Information Systems Design and
  Implementation                                                             0
All other fees (calendar year billings)
  Statutory audits                                        834,000
  Risk management advisory                                572,000
  Due diligence and transaction structuring               853,000
  Tax compliance and consulting                           861,000
  Registration statements and comfort letters             290,000
  Other                                                   608,000
                                                       ----------
                                                        4,018,000
                                                                    ----------
          Total                                                     $5,938,000
                                                                    ==========

     The Board of Directors of EPG has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP to EPG and its consolidated subsidiaries is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

                              COST OF SOLICITATION

     The cost of preparing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $6,500, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson Shareholder Communications Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Series A Preferred Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Series A Preferred Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of the Company's equity securities are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms and amendments provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 2000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195, facsimile (713) 420-4099, and must be received by the Corporate Secretary on or before December 8, 2001. The Company will consider only proposals meeting the requirements of the Company's By-law provisions and applicable Securities and Exchange Commission rules.

                                 ANNUAL REPORT

     A copy of the Company's 2000 Annual Report on Form 10-K is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Holders of Series A Preferred Stock not receiving a copy of such Annual Report on Form 10-K may obtain one by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195.

                                             By Order of the Board of Directors

                                                    /s/ David L. Siddall

                                                      David L. Siddall
                                                    Corporate Secretary

Houston, Texas
April 6, 2001

                                                              SKU #1107-EPTPS-01

                      SOLICITED BY THE BOARD OF DIRECTORS

                         EL PASO TENNESSEE PIPELINE CO.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2001

     The undersigned hereby appoints William A. Wise and Britton White Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of 8 1/4% Cumulative Preferred Stock, Series A, of El Paso
Tennessee Pipeline Co., held of record by the undersigned on March 23, 2001 at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, 75202 on May 21, 2001, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if the named nominee for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SEE REVERSE                                                          SEE REVERSE
  SIDE        (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE

EL PASO TENNESSEE PIPELINE CO.
    C/O EQUISERVE
    P.O. BOX 9398
    BOSTON, MA 02205-9398






[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Election of Director.

   Nominee: Kenneth L. Smalley

      FOR       [ ]      [ ]     WITHHOLD
   THE NOMINEE               AUTHORITY TO VOTE
   LISTED ABOVE               FOR THE NOMINEE
                               LISTED ABOVE


                                                MARK HERE FOR COMMENTS [ ]

                                                MARK HERE FOR ADDRESS CHANGE [ ]
                                                AND NOTE AT LEFT

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.

                                                Please sign exactly as your
                                                name(s) appear(s) hereon. All
                                                holders must sign. When signing
                                                in a fiduciary capacity, please
                                                indicate full title as such. If
                                                a corporation or partnership,
                                                please sign in full corporate or
                                                partnership name by authorized
                                                person.


Signature: ______________ Date: ________ Signature: ______________ Date:________